                                                                  Exhhibit 10.15

                              RITE AID CORPORATION

                        SPECIAL EXECUTIVE RETIREMENT PLAN

                             Effective March 1, 2001

                                Table of Contents

Purpose    1

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                              RITE AID CORPORATION

                        SPECIAL EXECUTIVE RETIREMENT PLAN

                             EFFECTIVE MARCH 1, 2001

                                     PURPOSE

                  The purpose of this Plan is to provide supplemental retirement benefits to a select group of management employees of Rite Aid Corporation, a
Delaware corporation (the "Company"). This Plan is being adopted pursuant to employment agreements between such management employees and the Company and is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA and the Code.

                                   ARTICLE 1

                                   DEFINITIONS

                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:

1.1      "Account Balance" shall mean, with respect to a Participant, his or
         Deferral Account. This balance shall be a bookkeeping entry only and shall be utilized solely for the measurement and determination of the amounts to be paid to the Participant and his or her Beneficiaries pursuant to the Plan. Each Participant shall at all times be fully vested in his or her account balance.

1.2      "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.3      "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.4      "Board" shall mean the board of directors of the Company.

1.5      "Claimant" shall have the meaning set forth in Section 10.1.

1.6      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.7      "Committee" shall mean the committee described in Article 8.

1.8      "Company" shall mean Rite Aid Corporation, a Delaware corporation.

1.9      "Deferral Account" shall mean (i) the sum of all of a Participant's
         Monthly Deferral Amounts, plus (ii) such additional amounts as are debited or credited to the Deferral

         Account in accordance with Section 3.1, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this
         Plan that relate to his or her Deferral Account. A separate Deferral
         Account shall be maintained for each Participant. This Account shall be a bookkeeping entry only and shall be utilized solely for the measurement and determination of the amounts to be paid to the
         Participant or his or her Beneficiary pursuant to this Plan.

1.10     "Deferral Account Relating to a Plan Year" shall mean (i) a
         Participant's aggregate Monthly Deferral Amounts relating to a calendar year (or portion thereof) during which this Plan is in effect, plus
         (ii) such additional amounts as may be debited or credited with respect to such amounts in accordance with Section 3.1, less (iii) any distributions relating thereto.

1.11     "Employment Agreement" with respect to each Participant shall mean, as applicable, that certain employment agreement dated December 5, 1999, between that Participant and the Company, including all exhibits thereto, as the same may be amended from time to time.

1.12     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.13     "Measurement Funds" shall mean the group of mutual funds or other investment categories, options or indices which the Company shall prescribe in writing by notice given to the Participants.

1.14     "Monthly Deferral Amount" shall mean the amount set forth in Schedule A hereto, to be credited to the Deferral Account on the first day of each month during the Employment Period (as defined in the Employment
         Agreement).

1.15     "Participant" shall mean, as applicable, Robert G. Miller, Mary F.
         Sammons, David R. Jessick and John T. Standley.

1.16     "Plan" shall mean this Special Executive Retirement Plan, which shall be evidenced by this instrument, as the same may be amended from time to time.

1.17     "Termination of Employment" shall mean the ceasing of a Participant's employment with the Company, voluntarily or involuntarily, for any reason.

1.18     "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the
         Participant that would result in severe financial hardship to the
         Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in good faith by the Committee.

                                   ARTICLE 2

                                  PARTICIPATION

2.1 PARTICIPATION IN THE PLAN. Each Participant shall participate in the Plan on the terms and conditions set forth herein. No other person shall participate in this Plan.

2.2 ENROLLMENT REQUIREMENTS. Each Participant shall complete, execute and return to the Committee a Beneficiary Designation Form. The Committee may also establish from time to time such other enrollment requirements as it reasonably determines are necessary for purposes of the Plan.

2.3 COMMENCEMENT OF PARTICIPATION. Each Participant shall commence participation in the Plan as of the effective date hereof.

                                   ARTICLE 3

                                    CREDITING

3.1 CREDITING OF ACCOUNT BALANCES. Each Participant shall at all times be fully vested in the value of his or her Account Balance. In accordance with, and subject to, such reasonable rules and procedures as may from time to time be established by the Committee, amounts shall be credited to or debited from a
Participant's Account Balance in accordance with the following rules:

     (a)  Measurement Funds. Each Participant shall have the right, from time to time, to select those Measurement Funds in which his or her Account
          Balance shall be deemed to be invested, upon which to base a crediting rate for the purpose of crediting or debiting amounts to the
          Participant's Account Balance. The Participant shall provide two business days' notice to the Company prior to making any change in the deemed investment of his or her Account Balance, but shall not in any event be permitted to make such changes to the extent the Company would not be able to make corresponding changes to its actual investment of funds, if any, it being understood that the Company shall be under no obligation to invest funds in the same manner as any
          Participant's deemed investment of his or her Account Balance.

     (b)  Crediting or Debiting Method. A Participant's Account Balance shall be credited or debited on a daily basis, based on the performance of the selected Measurement Funds. To the extent necessary to comply with applicable insurance laws, Monthly Deferral Amounts shall be deemed to be invested at a money market rate of return prior to the expiration of any applicable waiting period, and shall be deemed invested in the applicable Measurement Funds from and after the expiration of such waiting period.

     (c)  No Actual Investment. Notwithstanding any other provision of this
          Plan, the Measurement Funds are to be used for measurement purposes only, and the crediting or debiting of amounts to a Participant's
          Account Balance shall not be (i) considered or construed in any manner as an actual investment of his or her Account Balance in any
          Measurement Fund, nor (ii) as giving rise to the segregation of funds for the Participant. In the event that the Company, in its own discretion, decides to invest funds in any Measurement Fund; and/or through investments held under the Trust described in Section 3.3 hereof, no Participant shall have any rights in or to any such Fund or such investments. Without limiting the foregoing, a Participant's
          Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the
          Company; the Participant shall at all times remain an unsecured creditor of the Company with respect to his or her entitlement to benefits hereunder.

3.2 FICA AND OTHER TAXES. The Company shall withhold the Participant's share of
FICA and any other employment taxes or other amounts required to be withheld from or with respect to Monthly Deferral Amounts in such reasonable manner as the Company deems appropriate.

3.3 ESTABLISHMENT OF TRUST. In connection with the adoption of this Plan,
Company has established a Trust pursuant to a Trust Agreement of even date herewith (the "Trust"). The Company intends to make contributions to said Trust to assist the Company in discharging its obligations hereunder to the
Participants or their beneficiaries and, in the event of a "Change in Control of the Company," as that term is defined in Appendix A to the Rite Aid Corporation
Supplemental Executive Retirement Plan, the Company shall, on the Change in
Control date, contribute to the Trust the amount needed to cause the Trust to have assets equal to the Termination Benefits of all of the Participants.

                                   ARTICLE 4

                      UNFORESEEABLE FINANCIAL EMERGENCIES;
                               WITHDRAWAL ELECTION

4.1 WITHDRAWAL PAYOUT FOR UNFORESEEABLE FINANCIAL EMERGENCY. If a Participant
experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout of his or her Deferral
Account. The amount of the payout shall not exceed the lesser of the
Participant's Deferral Account, or the amount reasonably needed to satisfy the
Unforeseeable Financial Emergency. The Committee shall consider each such request in good faith. If the petition for a payout is approved, such payout shall be made as promptly as reasonably practicable.

4.2 WITHDRAWAL ELECTION. A Participant (or Beneficiary, if applicable) may elect, at any time, to withdraw all of his or her Account Balance less a 10%
withdrawal penalty (the net amount shall be referred to as the "Withdrawal
Amount"). This election can be made at any time, before or after Termination of
Employment and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment schedule. No partial withdrawals shall be allowed. The Participant shall make this election by giving the Committee at least five (5) days advance written notice of the election. The penalty shall be equal to 10% of the Participant's Account Balance determined immediately prior to the withdrawal. The Participant shall be paid the Withdrawal Amount in a lump sum as promptly as reasonably practicable following receipt by the Committee of the notice of the Withdrawal Election. A Participant who receives a Withdrawal
Amount shall thereupon cease to be a Participant and shall not again be eligible to be a Participant in this Plan.

                                   ARTICLE 5

                               TERMINATION BENEFIT

5.1 PAYMENT OF TERMINATION BENEFIT. Except as provided in Section 5.2, a
Participant whose employment terminates for any reason and under any circumstances shall receive, as a Termination Benefit, his or her entire Account
Balance determined as of the date of termination of employment in a single lump sum payment.

5.2 INSTALLMENT PAYMENTS. Notwithstanding the provisions of Section 5.1, a
Participant shall have the right from time to time to file an election with the
Company providing for payment of his or her Account Balance in five (5), ten
(10), or fifteen (15) equal, consecutive annual installments or otherwise at one or more times following his or her termination of employment. No such election shall be valid unless made at least one year prior to the actual date of termination, any purported election made during such one year period shall be ignored in favor of the most recent such election made at least one year prior to the actual date of termination, and in default of any such election, the
Termination Benefit shall be paid in a single lump sum.

                                   ARTICLE 6

                             BENEFICIARY DESIGNATION

6.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of the Participant. The
Beneficiary designated under this Plan may be the same as or different from the
Beneficiary designation under any other plan of the Company in which the
Participant participates.

6.2 BENEFICIARY DESIGNATION; CHANGE. A Participant shall designate his or her
Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last
Beneficiary Designation Form filed by the Participant and accepted by the
Committee prior to his or her death.

6.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the
Committee or its designated agent.

6.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a
Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above, or if all designated
Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a
Beneficiary shall be payable to the

executor or personal representative of the Participant's estate or otherwise as directed under any applicable living trust or similar instrument of the
Participant.

6.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper
Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in good faith, to cause the Company to withhold such payments until this matter is resolved to the Committee's satisfaction.

                                   ARTICLE 7

                     TERMINATION, AMENDMENT OR MODIFICATION

7.1 TERMINATION. The Plan shall not be terminated with respect to any
Participant prior to the end of his Employment Period (as defined in the
Employment Agreement) without the express written consent of such Participant.

7.2 AMENDMENT. The Plan shall not be amended or modified in whole or in part with respect to any Participant without the express written consent of such
Participant.

7.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles
4, 5 and/or 6 of the Plan, whether directly by the Company and/or through the
Trust described in Section 3.3, shall completely discharge all obligations to a
Participant and his or her Beneficiaries under this Plan. Such payment shall not, however, be in discharge of any remaining deferred compensation obligations under the applicable Employment Agreement, except as otherwise provided therein.

                                   ARTICLE 8

                                 ADMINISTRATION

8.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. The
Committee shall have the discretion and authority in good faith to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the
Plan.

8.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.3 INDEMNIFICATION OF COMMITTEE. The Company shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by such member of the
Committee.

                                   ARTICLE 9

                          OTHER BENEFITS AND AGREEMENTS

9.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and such Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program maintained by the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program, except as may otherwise be expressly provided.

                                   ARTICLE 10

                                CLAIMS PROCEDURES

10.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased
Participant such Participant or Beneficiary being referred to below as a
"Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.

10.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a)  that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b)  that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice shall set forth in a manner reasonably calculated to be understood by the
          Claimant:

          (i)   the specific reason(s) for the denial of the claim, or any part of it;

          (ii)  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an
                explanation of why such material or information is necessary;
                and

          (iv)  an explanation of the claim review procedure set forth in
                Section 10.3 below.

10.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the
Committee that a claim has been denied, in whole or in part, a Claimant (or the
Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than
30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

     (b)  may submit written comments or other documents; and/or

     (c)  may request a hearing, which the Committee, in its sole discretion, may grant.

10.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b)  specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

10.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this
Article 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. The resolution of disputes and reimbursement of attorney's fees shall be in accordance with the terms of Section 10 of the Participant's Employment
Agreement, if any.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. Any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the
Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2 COMPANY'S LIABILITY. The Company's liability for the payment of benefits shall be defined only by the Employment Agreement, the Plan and any elections made by the Participant pursuant to the Plan. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the
Employment Agreement, the Plan and any such election.

11.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, nonassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.4 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may reasonably be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the
Committee may reasonably deem necessary.

11.5 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.6 CAPTIONS. The captions of the articles, sections and paragraphs of this
Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of
Pennsylvania without regard to its conflicts of laws principles.

11.8 NOTICE. Any notice of filing required or permitted to be given to the
Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                    General Counsel
                                    Rite Aid Corporation
                                    30 Hunter Lane
                                    Camp Hill, PA  17011

         Such Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.9 SUCCESSORS. This Plan and all rights of each Participant hereunder shall inure to the benefit of and be enforceable by the Participant's Beneficiary, personal or legal representatives, or estate, to the extent any such person succeeds to the Participant's interests under this Plan. No rights or obligations of the Company under this Plan may be assigned or transferred except that the Company shall use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would have been required to perform them if no such succession had taken place. As used in this Plan, the
"Company" shall mean both the Company as defined above and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 11.9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

11.10 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a
Participant who has predeceased the Participant shall automatically pass to the
Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

11.11 VALIDITY; NO WAIVER. In the event that any provisions of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. The failure of the Company or any Participant to insist upon strict compliance with any provisions of, or to assert any right under, this Plan shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Plan.

11.12 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the
Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the
Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.13 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

11.14 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the
Participant prior to receipt, the Company shall promptly distribute to the
Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the Participant's unpaid Account Balance under the Plan).

11.15 TAXES AND WITHHOLDING. The Company shall withhold from any distribution under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

                  IN WITNESS WHEREOF, the undersigned has executed this Plan document on behalf of the Company as of March 22, 2001, the Plan to become effective as of March 1, 2001.

                                               RITE AID CORPORATION
                                               a Delaware corporation

                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

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